Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS THIRD QUARTER 2015 RESULTS
Record Quarterly Seat Bookings of 11,900
Raises 2015 Revenue Guidance

PLEASANTON, CA - October 28, 2015 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Record revenue of $68.9 million, up 61% from $42.8 million in Q3 2014

•	Net income of $6.2 million, up 24% from $5.0 million in Q3 2014

•	Adjusted EBITDA of $20.3 million, up 45% from $14.0 million in Q3 2014

•	Revenue per average active Encompass user of $520, up 24% from $419 in Q3 2014

“Ellie Mae again delivered strong growth with third quarter financial results that exceeded expectations,” said Jonathan Corr, president and CEO of Ellie Mae.  “We grew revenue by 61% as we added more Encompass users, drove greater adoption of our services, and continued to see a sustained uptick in the purchase market. During the quarter our customers continued to grow their businesses and add more seats, which helped achieve another quarter of record seat bookings of 11,900. Our results are a testament to the strong value proposition we provide in helping lenders’ achieve loan quality, regulatory compliance and operating efficiency.”

Financial Results
Total revenue for the third quarter of 2015 was $68.9 million, compared to $42.8 million for the third quarter of 2014. Net income for the third quarter of 2015 was $6.2 million, or $0.20 per diluted share, compared to net income of $5.0 million, or $0.17 per diluted share, for the third quarter of 2014.

On a non-GAAP basis, adjusted net income for the third quarter of 2015 was $13.9 million, or $0.45 per diluted share, compared to $8.6 million, or $0.29 per diluted share, for the third quarter of 2014. Adjusted EBITDA for the third quarter of 2015 was $20.3 million, compared to $14.0 million for the third quarter of 2014.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Key Operating Metrics:

•	The total number of active Encompass users increased 30% year-over-year to 135,000;

•	The total number of active users of the SaaS version of Encompass increased 47% year-over-year to 116,000, or 86% of all active Encompass users; and

•	Revenue per average active Encompass user in the third quarter increased 24% year-over-year to $520.

Fourth Quarter and Full Year 2015 Financial Outlook
For the fourth quarter of 2015, we expect revenue to be in the range of $59.5 million to $60.5 million. Reflecting the normal seasonality in a purchase-centric market, increased investments, and expected purchase accounting impact for the Mortgage Returns acquisition that we announced on October 14, 2015, we are expecting a net loss of between $(3.8) million to $(3.3) million, or $(0.12) to $(0.10) per diluted share. Adjusted net income is expected to be in the range of $5.5 million to $6.3 million, or $0.18 to $0.20 per diluted share, and Adjusted EBITDA is expected to be in the range of $6.7 million to $7.9 million for the quarter.

For the full year 2015, we expect revenue to be in the range of $248.5 million to $249.5 million, up from the previously provided range of $237.5 million to $238.5 million. Net income is expected to be in the range of $13.2 million to $13.7 million, or $0.43 to $0.44 per diluted share, up from the previously provided range of $10.0 million to $11.5 million, or $0.32 to $0.37 per diluted share. Adjusted net income is expected to be in the range of $43.8 million to $44.6 million, or $1.43 to $1.44 per diluted share, up from the previously provided range of $39.4 million to $41.6 million, or $1.27 to $1.32 per diluted share. And Adjusted EBITDA is expected to be in the range of $64.0 million to $65.2 million, up from the previously provided range of $57.7 million to $61.6 million.

Use of Non-GAAP Financial Measures
Ellie Mae (the “Company”) provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of intangible assets and stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of intangible assets, other income, net, and income tax provision. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment (net of proceeds from sale of property and equipment) from net cash provided by operating activities. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. Ellie Mae uses free cash flow as a complementary measure to its entire consolidated statements of cash flows since purchases of property and equipment are a necessary component of ongoing operations. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of the Company’s profitability or liquidity. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income and adjusted EBITDA differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Quarterly Conference Call
Ellie Mae will discuss its third quarter 2015 results today, October 28, 2015, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 877-876-9175 or 785-424-1668 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through November 11, 2015 by dialing 888-203-1112 or 719-457-0820 and entering access code 105357.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Mortgage lenders of all sizes use Ellie Mae’s Encompass® all-in-one mortgage management solution, Mavent Compliance Service and AllRegs research, reference and education resources to improve compliance, loan quality and efficiency across the entire mortgage lifecycle. Visit EllieMae.com or call 877.355.4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income (loss), adjusted EBITDA and adjusted net income for the fourth quarter and fiscal year 2015. These statements involve known and unknown risks, uncertainties and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgage in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; changes in anticipated rates of existing customer conversions and SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR Contacts:

Edgar Luce
Executive VP and CFO
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

or

Michelle Gable
Vice President, Investor Relations
Ellie Mae, Inc.
(925) 227-7108
michelle.gable@elliemae.com

# # #

©2015 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Mavent®, Mortgage Returns®, Prospect Manager, Total Quality Loan, True CRM®, TQL and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$52,417	$26,756
Short-term investments	57,933	49,352
Accounts receivable, net of allowances for doubtful accounts of $77 and $66 as of September 30, 2015 and December 31, 2014, respectively	28,924	20,403
Prepaid expenses and other current assets	16,419	16,021
Total current assets	155,693	112,532
Property and equipment, net	72,440	28,694
Long-term investments	48,930	58,679
Intangible assets, net	17,763	21,452
Deposits and other assets	6,183	3,425
Goodwill	65,338	65,338
Total assets	$366,347	$290,120
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,162	$6,726
Accrued and other current liabilities	28,652	16,822
Acquisition holdback, net of discount	522	522
Deferred revenue	13,392	9,729
Total current liabilities	51,728	33,799
Leases payable, net of current portion	1,303	443
Other long-term liabilities	19,736	2,994
Total liabilities	72,767	37,236

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 29,796,381 and 28,907,147 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	273,171	242,527
Accumulated other comprehensive income (loss)	62	(95)
Retained earnings	20,344	10,449
Total stockholders’ equity	293,580	252,884
Total liabilities and stockholders’ equity	$366,347	$290,120

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$68,939	$42,798	$189,070	$114,960
Cost of revenues(1)	22,441	11,669	60,653	31,563
Gross profit	46,498	31,129	128,417	83,397
Operating expenses:
Sales and marketing(1)	9,082	6,245	27,646	18,791
Research and development(1)	11,138	6,456	28,717	19,348
General and administrative(1)	16,658	9,556	43,109	28,100
Total operating expenses	36,878	22,257	99,472	66,239
Income from operations	9,620	8,872	28,945	17,158
Other income, net	154	134	439	343
Income before income taxes	9,774	9,006	29,384	17,501
Income tax provision	3,552	3,989	11,948	6,978
Net income	$6,222	$5,017	$17,436	$10,523
Net income per share of common stock:
Basic	$0.21	$0.18	$0.60	$0.38
Diluted	$0.20	$0.17	$0.57	$0.36
Weighted average common shares used in computing net income per share of common stock:
Basic	29,363,621	28,007,770	29,076,820	27,657,217
Diluted	31,005,651	29,661,211	30,773,353	29,332,162

Net income	$6,222	$5,017	$17,436	$10,523
Other comprehensive income, net of taxes:
Unrealized gain (loss) on investments	27	(75)	157	(3)
Comprehensive income	$6,249	$4,942	$17,593	$10,520

(1)Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$761	$441	$2,189	$1,065
Sales and marketing	783	247	1,973	1,127
Research and development	1,438	1,038	3,961	2,610
General and administrative	3,538	1,326	9,481	5,738
	$6,520	$3,052	$17,604	$10,540

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,436	$10,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,324	3,933
Provision for uncollectible accounts receivable	14	12
Amortization of intangible assets	3,689	1,575
Amortization of discount related to acquisition holdback	—	36
Stock-based compensation expense	17,604	10,540
Excess tax benefit from stock-based compensation	(3,828)	(5,306)
Deferred income taxes	9,977	(37)
Loss on disposal of property and equipment	91	—
Amortization of investment premium	778	972
Changes in operating assets and liabilities:
Accounts receivable	(8,535)	(5,856)
Prepaid expenses and other current assets	(394)	644
Deposits and other assets	(985)	(632)
Accounts payable	303	1,172
Accrued, other current and other liabilities	17,366	7,258
Deferred revenue	3,696	(54)
Net cash provided by operating activities	64,536	24,780
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(20,677)	(4,523)
Acquisition of internal-use software	(20,706)	(8,316)
Proceeds from sale of property and equipment	58	—
Purchases of investments	(39,243)	(49,662)
Maturities of investments	39,790	42,965
Acquisitions, net of cash acquired	—	(6,500)
Net cash used in investing activities	(40,778)	(26,036)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(2,891)	(987)
Proceeds from issuance of common stock under employee stock plans	12,770	8,002
Payments for repurchase of common stock	(8,830)	—
Tax payments related to shares withheld for vested restricted stock units	(2,974)	(668)
Excess tax benefit from stock-based compensation	3,828	5,306
Net cash provided by financing activities	1,903	11,653
NET INCREASE IN CASH AND CASH EQUIVALENTS	25,661	10,397
CASH AND CASH EQUIVALENTS, Beginning of period	26,756	33,462
CASH AND CASH EQUIVALENTS, End of period	$52,417	$43,859
Supplemental disclosure of cash flow information:
Cash paid for interest	$101	$41
Cash paid for income taxes	$15	$43

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$2,133	$(220)
Stock-based compensation capitalized to property and equipment	$705	$350
Acquisition of property and equipment under capital leases	$6,998	$1,269

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$6,222	$5,017	$17,436	$10,523
Depreciation	3,014	1,495	7,324	3,933
Amortization of intangible assets	1,178	535	3,689	1,575
Other income, net	(154)	(134)	(439)	(343)
Income tax provision	3,552	3,989	11,948	6,978
EBITDA	13,812	10,902	39,958	22,666

Stock-based compensation expense	6,520	3,052	17,604	10,540
Adjusted EBITDA	$20,332	$13,954	$57,562	$33,206

Net income	$6,222	$5,017	$17,436	$10,523
Stock-based compensation expense	6,520	3,052	17,604	10,540
Amortization of intangible assets	1,178	535	3,689	1,575
Adjusted net income	$13,920	$8,604	$38,729	$22,638

Shares used to compute non-GAAP net income per share
Basic	29,363,621	28,007,770	29,076,820	27,657,217
Diluted	31,005,651	29,661,211	30,773,353	29,332,162

Adjusted net income per share
Basic	$0.47	$0.31	$1.33	$0.82
Diluted	$0.45	$0.29	$1.26	$0.77

Net cash provided by operating activities	$25,686	$10,977	$64,536	$24,780
Acquisition of property and equipment and internal-use software, net	(10,906)	(5,418)	(41,325)	(12,839)
Free cash flow	$14,780	$5,559	$23,211	$11,941

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fourth Quarter 2015 Projected Range		Fiscal 2015 Projected Range
Net income (loss)	$(3,800)	$(3,300)	$13,200	$13,700

Depreciation	3,700	3,800	11,000	11,100
Amortization of intangible assets	2,700	2,800	6,400	6,500
Income tax provision/other	(2,500)	(2,200)	9,200	9,500
EBITDA	100	1,100	39,800	40,800

Stock-based compensation expense	6,600	6,800	24,200	24,400
Adjusted EBITDA	$6,700	$7,900	$64,000	$65,200

Net income (loss)	$(3,800)	$(3,300)	$13,200	$13,700
Stock-based compensation expense	6,600	6,800	24,200	24,400
Amortization of intangible assets	2,700	2,800	6,400	6,500
Adjusted net income	$5,500	$6,300	$43,800	$44,600

Shares used to compute non-GAAP net income per share
Basic	29,500,000	30,000,000	29,000,000	29,500,000
Diluted	31,000,000	31,500,000	30,500,000	31,000,000

Projected net income (loss) per share
Basic	$(0.13)	$(0.11)	$0.46	$0.46
Diluted	$(0.12)	$(0.10)	$0.43	$0.44

Adjusted net income per share
Basic	$0.19	$0.21	$1.51	$1.51
Diluted	$0.18	$0.20	$1.43	$1.44